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                                                                   EXHIBIT 10.15

                 ADDENDUM TO DEDICATED TRANSPORTATION AGREEMENT

         This Addendum to Dedicated Transportation Agreement (this "Addendum") is made and entered into as of the 1st day of August, 2001, by and between Sonoco Products Company and its subsidiaries and affiliates (collectively referred to as "the Company"), and Landair Transport, Inc., (referred to as "Carrier").

                               W I T N E S S E T H:
                               -------------------

         WHEREAS, the Company and Carrier have entered into a certain Dedicated Transportation Agreement dated as of August 1, 1999, including all exhibits, schedules, addenda and amendments thereto, (collectively, the "Master Agreement"); and

         WHEREAS, the Company and Carrier have agreed to amend the Master Agreement in accordance with the terms and provisions set forth herein.

         NOW, THEREFORE, in consideration of the foregoing and the mutual covenants contained herein and other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

         1. Defined Terms. Each capitalized term used in this Addendum, but not otherwise defined herein, shall have the same meaning ascribed to such term in the Master Agreement.

         2. Conflicting Provisions. The parties agree that the terms and conditions of this Addendum shall supercede any inconsistent provision contained in the Master Agreement, including, but not limited to, terms and conditions relating to trailers.

         3. Term. Upon execution of this Addendum, the term of the Master Agreement is hereby amended to extend the term of the Master Agreement up to and including July 31, 2004.

         4. Deferral of 2001 Rate Increase. Carrier and the Company agree that the one percent (1%) annual rate increase for August 1, 2001 through July 31, 2002 shall be deferred until August 1, 2002.

         5. "Evergreen" Extension Clause. The parties agree that Paragraph 23 of the Master Agreement is hereby amended by deleting each instance of the use of "90 days" and replacing therewith "180 days". It is the intention of the Evergreen Extension Clause that each party shall have at least 180 days advance written notice of the other party's intention not to continue under the Master Agreement; provided, however, the Company shall have the right to terminate the Master Agreement on 90 days prior written notice should Carrier fail to correct and maintain acceptable service performance levels within 30 days prior written notice to Carrier of specific performance deficiencies. All other terms and provisions of Paragraph 23 of the Master Agreement remain unaltered.




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        6. Monthly Trailer Rental Charges. Effective August 1, 2001, the Company
shall pay to Carrier the monthly trailer rental charges as and for the trailers set forth on Exhibit A to this Addendum.

        7. Delivery of Trailers. Carrier and the Company hereby acknowledge and accept delivery by Carrier to the Company of each trailer set forth on Exhibit
A. The parties acknowledge and agree that each trailer complies with all applicable federal safety standards in effect at the earlier of the manufactured date of the trailer or the date of this Addendum.

        8. Trailer Maintenance. Provided Carrier is providing the transportation and related services under the Master Agreement and is involved in the transport of the trailers, at Carrier's expense, Carrier shall:

           (a) Inspect, lubricate and provide maintenance for normal wear and tear as reasonably required to maintain each trailer in good repair, mechanical condition and running order;

           (b) Mark each trailer with such insignia and markings, including markings certifying Carrier to be the trailer owner, as required by or under all applicable laws and regulations, and maintain all such insignia and markings in good order and appearance; and

           (c) Replace worn tires on each trailer in accordance with federal and state vehicle safety regulations.

        9. Physically Damaged Trailers. In the event that any trailer shall become physically damaged as a result of the negligence of the Company, the Company shall notify Carrier of the nature of the damage and the location of the trailer and deliver such damaged trailer to a location designated by Carrier for repair. If the damage is such that the trailer cannot be returned to such location, Carrier shall direct the Company to a repair facility of Carrier's choosing in order to determine the cause and cost of repairs and the Company will bear the cost of the repairs and the cost to move such trailer to the designated repair facility.

        10. Replacement Trailers. In the event that a trailer shall become totally destroyed, stolen or otherwise unavailable to or unusable by the Company for the balance of the term of the Master Agreement, for any reason whatsoever, the Company shall provide notice thereof to Carrier. Should this occur, Carrier shall furnish a replacement trailer of like condition and value prior to the incident causing the unavailability or unusability of such trailer. Monthly rental for the time such trailer is unavailable or unusable shall abate until delivery of the replacement trailer to the Company. If Carrier is unable to provide a trailer of similar condition and vintage, Carrier shall provide Company with the option to select from available and appropriate trailers at rental rates similar to others in the rental schedule. Carrier will not replace any trailers with trailers more than two years old without prior approval from Company. Carrier will not provide



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any trailers older than 9 years old for the Company, unless otherwise agreed to and approved by the Company.

        11. Indemnification. The Company shall indemnify and hold Carrier harmless from:

            (a) any loss or damage Carrier may sustain as a result of any damage to or loss of any trailer due to any cause, including without limitation, collision, fire, lightning, theft, explosion, flood, windstorm or Act of God;

            (b) any loss or damage Carrier may sustain as a result of the death or injury to, or damage to the property, including cargo of any third person, as a result, in whole or in part, of the use or condition of any trailer;

            (c) any loss, claim, liability, damages, expense or disbursement, penalty or fine, disposal, remediation or corrective action, cost, forfeiture or seizure that may arise in whole or in part from the use or condition, actual or alleged, of the Company of any trailer or the failure, actual or alleged, of the Company to use and maintain any trailer as provided under this Addendum and in compliance with applicable laws, unless such loss or damage arises from Carrier's gross negligence; and

            (d) any claim, lien or liability arising from work performed or for materials supplied in connection with the operation or maintenance of any trailer.

        12. Trailer Rental or Buyout Provisions. Carrier and the Company agree that the buyout prices for the respective trailers at the end of the term of the Master Agreement shall be derived from Exhibit A hereto.

            (a) In the event the Company extends the term of the Master Agreement beyond July 31, 2004, the Company shall have the option of:

                    (i) purchasing all of the then remaining trailers for the respective buyout prices derived from Exhibit A hereto; or

                    (ii) continuing to rent the then remaining trailers for the monthly terms and at the rates set forth on Exhibit A and such trailers shall remain the property of Carrier at the end of the monthly rental terms.

            (b) In the event the Company terminates Carrier's services pursuant to Paragraph 23 of the Master Agreement, as amended hereby, effective July 31, 2004, the Company or its designated vendor shall purchase all of the then remaining trailers at the buyout price(s) derived from Exhibit A.

            (c)     Prior to the purchase of the trailers as set forth in this
                    Section 12, each trailer shall be inspected by the Company or a designated vendor of the



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                    Company and shall meet or exceed Department of
                    Transportation and Federal Highway Administration requirements. The Company shall be solely responsible for all inspection costs and Carrier shall be solely responsible for the costs of any mutually agreed upon repairs following inspection; provided, however, Carrier shall not be responsible for any repair expense resulting from damages to the trailers caused by the Company or its customers.

        13. Ratification. Except as specifically amended and modified herein, all terms and provisions of the Master Agreement shall remain in full force and effect.

        IN WITNESS WHEREOF, the parties hereto have entered into this Addendum effective as of the day and date first above written.

SONOCO PRODUCTS COMPANY                  LANDAIR TRANSPORT, INC.


By:  /s/ Thomas Carpenter                By:  /s/ John A. Tweed
     ------------------------------           ---------------------------------

Its: Director                            Its: President
     ------------------------------           ---------------------------------








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